UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 6, 2015

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 6, 2015, Endo International plc (“Endo”) announced that it would enter into a share repurchase program authorizing Endo to purchase up to $250,000,000 of its common stock under a previously authorized $2,500,000,000 repurchase plan. Endo will enter into the program on Monday, November 9, 2015 and will begin repurchasing the shares as soon as practicable thereafter, in accordance with the program’s terms. It is anticipated that the purchases will be completed by the end of 2015 and will be funded through available liquidity. The timing and actual number of shares repurchased will depend on a variety of factors including the market price of Endo’s common stock, regulatory, legal, and contractual requirements, corporate cash generation and other market conditions and factors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Endo International plc, dated November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: November 6, 2015	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer

Index of Exhibits

Exhibit Number	Description
99.1	Press Release of Endo International plc, dated November 6, 2015.

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